Exhibit 99.1

Orange 21 Inc. 2070 Las Palmas Drive Carlsbad, CA 92011 PH: (760) 804-8420 FX: (760) 804-8442

ORANGE 21 INC. REPORTS FINANCIAL RESULTS FOR THE THREE MONTHS ENDED

SEPTEMBER 30, 2011; ANNOUNCES INVESTOR CONFERENCE CALL

For Immediate Release: November 14, 2011

CARLSBAD, Calif.—Orange 21 Inc. (OTCBB: ORNG) today announced financial results for the quarter ended September 30, 2011.

Net sales increased by $2.3 million, or 33%, to $9.2 million for the three months ended September 30, 2011, compared to $6.9 million on a “pro forma” basis for the three months ended September 30, 2010. “Pro forma” numbers exclude the net sales from our LEM, S.r.l. subsidiary that we sold effective December 31, 2010. Sales of core SPY® products increased by $1.6 million and closeout sales, the vast majority of which were from our licensed brands, increased by $0.7 million. Net sales for the three months ended September 30, 2010, including the net sales from LEM, were reported as $8.2 million.

Net sales increased by $2.2 million, or 10%, to $24.9 million for the nine months ended September 30, 2011, compared to $22.7 million on a “pro forma” basis for the nine months ended September 30, 2010. Sales of core SPY® products increased by $1.6 million, closeout sales of our SPY® products decreased by $0.5 million, and sales of our licensed brands, the vast majority of which were closeout sales, increased by $1.1 million. Net sales for the nine months ended September 30, 2010, including the net sales from LEM, were reported as $26.0 million.

The Company incurred a net loss of $3.0 million for the three months ended September 30, 2011 compared to a net loss of $0.9 million for the three months ended September 30, 2010. The net loss for the three months ended September 30, 2011 included the impact of lower gross margin as a percent of sales due to increased inventory reserves of approximately $0.7 million related to our licensed brands and significant closeout sales of licensed brands at no or low margin, as well as increased sales and marketing spending related to the core SPY® products.

“We are very pleased with the growth that we generated this quarter, particularly in our core SPY® products which had nice growth in both goggles and sunglasses, in North America and internationally. This is especially encouraging following the significant decline the Company had in the first quarter of the year,” said Orange 21 President Michael Marckx. “Our new team’s focus on the marketing, product development and sales programs to leverage the core SPY® brand appears to be gaining traction on many fronts.”

Carol Montgomery, Orange 21’s Chief Executive Officer, added: “Improvements to internal systems and processes, increased clarity of goals and development of the organization these past few months have strengthened our ability to succeed and grow.”

The 2010 “pro forma” net sales amounts described above exclude $1.3 million and $3.3 million during the three and nine month periods ended September 30, 2010, respectively, of sales products manufactured for third party customers rather than for the Company by its former Italian manufacturing subsidiary, LEM. LEM was sold on December 31, 2010. As such LEM’s operations were not included in the Company’s consolidated results for the three or nine month periods ended September 30, 2011. However, LEM sales remain included in our consolidated results for the three and nine month periods ended September 30, 2010. Set forth below are “pro forma” financial tables which present our operating results for the three and nine months ended September 30, 2010, as if we did not own LEM during those periods.

Investor Conference Call:

We invite you to join us for an investor conference call on Wednesday, November 16, 2011, at 1:30 p.m. PST. The dial-in number for the call in North America is 1-866-770-7125 and 1-617-213-8066 for international callers. The participant pass code is 41186689. The call will also be webcast live on the Internet and can be accessed by logging on at www.orangetwentyone.com.

The webcast will be archived on the Company’s website for at least 60 days following the call. An audio replay of the conference call will be available for seven days beginning approximately two hours after the completion of the call on November 16, 2011. The audio replay dial-in number for North America is 1-888-286-8010 and 1-617-801-6888 for international callers. The replay pass code is 52179448.

About Orange 21 Inc.:

We design, develop, market and sell premium SPY® brand products for the action sports, motorsports, snow sports, cycling, and multi-sports and their attendant lifestyle markets of fashion, music and entertainment and, specifically, active people within youth demographics in these subcultures. Our principal products, sunglasses, goggles and optical frames (the optical product line was just launched in September of this year) are marketed under the SPY® brand. In addition, the Company also sells eyewear products under several third party licensed brands.

Safe Harbor Statement:

This press release contains forward-looking statements. These statements relate to future events or future financial performance and are subject to risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “feel,” “estimate,” “predict,” “hope,” the negative of such terms, expressions of optimism or other comparable terminology. Specifically, comments in this press release regarding our ability to leverage the core SPY Optic™ brand are forward-looking statements and are subject to inherent risks. These statements are only predictions. Actual events or results may differ materially. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to: the general conditions of the domestic and global economy, changes in consumer discretionary spending; changes in the value of the U.S. dollar, Canadian dollar and Euro; changes in commodity prices; our ability to source raw materials and finished goods at favorable prices; risks related to the limited visibility of future orders; our ability to continue to develop, and introduce innovative new products in a timely manner; our ability to forecast future demand; the ability of our key foreign product suppliers to continue to supply to our forecasted demand, our ability to identify and execute successfully cost-control initiatives without adversely impacting sales; the performance of new products and continued acceptance of current products; our execution of strategic initiatives and alliances; uncertainties associated with intellectual property protection for our products; our ability to improve working capital management, particularly the level of inventory; our ability to obtain additional capital, the ability of our new management team to positively impact the business, and other risks identified from time to time in our filings made with the U.S. Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results. Moreover, we assume no responsibility for the accuracy or completeness of such forward-looking statements and undertake no obligation to update any of these forward-looking statements.

Note Regarding Pro Forma Information in Period Over Period Comparisons

Our period over period comparisons discussed above that are labeled “pro forma” are derived from the “pro forma” financial information below and from Footnote 1 to the Consolidated Financial Statements in our Form 10-Q for the quarter ended September 30, 2011. The references above and in the tables below to “pro forma” information refer to the financial data excluding the operating results for LEM for the quarter and nine months ended September 30, 2010. We believe presentation of the pro forma financial data which is required to be presented in footnotes to the consolidated financial statements is also useful to understand how the Company has performed in the most recent operating periods compared to the Company’s performance as if LEM were not included in its operating results for the quarter and nine months ended September 30, 2010.

CONTACTS:	Alain Mazer, Marketing Communications Manager Michael D. Angel, Interim Chief Financial Officer 760-804-8420 Fax: 760-804-8442 www.orangetwentyone.com

ORANGE 21 INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Thousands, except number of shares and per share amounts)

	September 30, 2011	December 31, 2010
	(Unaudited)
Assets
Current assets
Cash	$498	$263
Accounts receivable, net	5,288	4,173
Inventories, net	7,894	8,902
Prepaid expenses and other current assets	505	618
Income taxes receivable	—	14

Total current assets	14,185	13,970
Property and equipment, net	742	957
Intangible assets, net of accumulated amortization of $674 and $631 at September 30, 2011 and December 31, 2010, respectively	78	122
Other long-term assets	52	50

Total assets	$15,057	$15,099

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Lines of credit	$2,496	$2,235
Current portion of capital leases	57	27
Current portion of notes payable	485	13
Accounts payable	2,290	1,693
Accrued expenses and other liabilities	3,314	3,007

Total current liabilities	8,642	6,975
Capitalized leases, less current portion	142	38
Notes payable, less current portion	51	61
Notes payable to stockholder	10,500	7,000

Total liabilities	19,335	14,074
Stockholders’ equity (deficit)
Preferred stock: par value $0.0001; 5,000,000 shares authorized; none issued	—	—
Common stock: par value $0.0001; 100,000,000 shares authorized; 12,930,440 and 11,980,934 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	1	1
Additional paid-in-capital	43,187	40,972
Accumulated other comprehensive income	538	551
Accumulated deficit	(48,004)	(40,499)

Total stockholders’ equity (deficit)	(4,278)	1,025

Total liabilities and stockholders’ equity (deficit)	$15,057	$15,099

ORANGE 21 INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Net sales	$9,186	$8,224	$24,875	$26,020
Cost of sales	5,941	4,353	13,334	12,918

Gross profit	3,245	3,871	11,541	13,102
Operating expenses:
Sales and marketing	3,421	2,268	8,863	6,537
General and administrative	1,972	1,812	6,247	5,667
Shipping and warehousing	164	235	454	802
Research and development	130	375	445	1,186
Other operating expense	—	—	1,952	—

Total operating expenses	5,687	4,690	17,961	14,192

Loss from operations	(2,442)	(819)	(6,420)	(1,090)
Other income (expense):
Interest expense	(413)	(160)	(964)	(397)
Foreign currency transaction gain (loss)	(81)	85	(68)	76
Other (expense) income	(27)	20	(26)	84

Total other expense	(521)	(55)	(1,058)	(237)

Loss before provision for income taxes	(2,963)	(874)	(7,478)	(1,327)
Income tax provision	21	58	27	134

Net loss	$(2,984)	$(932)	$(7,505)	$(1,461)

Net loss per share of Common Stock
Basic	$(0.23)	$(0.08)	$(0.59)	$(0.12)

Diluted	$(0.23)	$(0.08)	$(0.59)	$(0.12)

Shares used in computing net loss per share of Common Stock
Basic	12,888	11,961	12,675	11,948

Diluted	12,888	11,961	12,675	11,948

ORANGE 21 INC. AND SUBSIDIARIES

PRO FORMA UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

(Thousands)

The following unaudited pro forma condensed consolidated financial statement of operations for the three months ended September 30, 2010 has been presented as if the deconsolidation of LEM had occurred on July 1, 2010 (in thousands).

	Unaudited Three Months Ended September 30, 2010 (1)	Unaudited Pro Forma Adjustments (2)	Unaudited Pro Forma Results (3)
Net sales	$8,224	$(1,314)	$6,910
Cost of Sales	4,353	(580)	3,773

Gross profit (loss)	3,871	(734)	3,137
Operating expenses:
Sales and marketing	2,268	(44)	2,224
General and administrative	1,812	(221)	1,591
Shipping and warehousing	235	(98)	137
Research and development	375	(170)	205

Total operating expenses	4,690	(533)	4,157

Loss from operations	(819)	(201)	(1,020)
Other income (expense):
Interest expense	(160)	32	(128)
Foreign currency transaction gain	85	(8)	77
Other expense	20	(5)	15
Loss on deconsolidation of LEM	—	(1,444)	(1,444)

Total other income (expense)	(55)	(1,425)	(1,480)

Income (loss) before provision (benefit) for income taxes	(874)	(1,626)	(2,500)
Income tax provision (benefit)	58	(49)	9

Net Loss	$(932)	$(1,577)	$(2,509)

(1)	Represents the Company’s actual (as reported) consolidated results of operations for the three months ended September 30, 2010.
(2)	Represents LEM’s results of operations for the three months ended September 30, 2010 and intercompany eliminations. These pro forma adjustments include (i) sales, cost of sales and gross profit associated with LEM’s sales to third parties, (ii) intercompany eliminations to adjust LEM’s gross profit associated with the products produced by LEM for other subsidiaries of the Company and which were sold by the Company’s other subsidiaries to third parties during the period presented, and (iii) operating and other expenses incurred by LEM. Also includes the adjustment for the loss on sale of 90% of LEM as if it had occurred on July 1, 2010. This information is provided to show the effect of the elimination of LEM’s operations from the Company’s business.

(3)	Represents the pro forma consolidated results of operations of the Company and its remaining wholly owned subsidiaries, O21NA and O21 Europe, for the three months ended September 30, 2010. As noted above, this table assumes an effective date of July 1, 2010 for the deconsolidation of LEM. Accordingly, while the results of LEM for the three months ended September 30, 2010 would be eliminated, the recording of the deconsolidation would result in a loss of $1.4 million on July 1, 2010, which would result in this $1.4 million loss being recorded for the three months ended September 30, 2010.

ORANGE 21 INC. AND SUBSIDIARIES

PRO FORMA UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

(Thousands)

The following unaudited pro forma condensed consolidated financial statement of operations for the nine months ended September 30, 2010 has been presented as if the deconsolidation of LEM had occurred on January 1, 2010 (in thousands).

	Unaudited Nine Months Ended September 30, 2010 (1)	Unaudited Pro Forma Adjustments (2)	Unaudited Pro Forma Results (3)
Net sales	$26,020	$(3,339)	$22,681
Cost of Sales	12,918	(866)	12,052

Gross profit (loss)	13,102	(2,473)	10,629
Operating expenses:
Sales and marketing	6,537	(185)	6,352
General and administrative	5,667	(884)	4,783
Shipping and warehousing	802	(384)	418
Research and development	1,186	(603)	583

Total operating expenses	14,192	(2,056)	12,136

Loss from operations	(1,090)	(417)	(1,507)
Other income (expense):
Interest expense	(397)	94	(303)
Foreign currency transaction gain	76	—	76
Other expense	84	(16)	68
Loss on deconsolidation of LEM	—	(1,170)	(1,170)

Total other income (expense)	(237)	(1,092)	(1,329)

Income (loss) before provision (benefit) for income taxes	(1,327)	(1,509)	(2,836)
Income tax provision (benefit)	134	(132)	2

Net loss	$(1,461)	$(1,377)	$(2,838)

(1)	Represents the Company’s actual (as reported) consolidated results of operations for the nine months ended September 30, 2010.
(2)	Represents LEM’s results of operations for the nine months ended September 30, 2010 and intercompany eliminations. These pro forma adjustments include (i) sales, cost of sales and gross profit associated with LEM’s sales to third parties (ii) intercompany eliminations to adjust LEM’s gross profit associated with the products produced by LEM for other subsidiaries of the Company and which were sold by the Company’s other subsidiaries to third parties during the period presented, and (iii) operating and other expenses incurred by LEM. Also includes the adjustment for the loss on sale of 90% of LEM as if it had occurred on January 1, 2010. This information is provided to show the effect of the elimination of LEM’s operations from the Company’s business.

(3)	Represents the pro forma consolidated results of operations of the Company and its remaining wholly owned subsidiaries, O21NA and O21 Europe, for the nine months ended September 30, 2010. As noted above, this table assumes an effective date of January 1, 2010 for the deconsolidation of LEM. Accordingly, while the results of LEM for the nine months ended September 30, 2010 would be eliminated, the recording of the deconsolidation would result in a loss of $1.2 million on January 1, 2010, which would result in this $1.2 million loss being recorded for the nine months ended September 30, 2010.